EXHIBIT (8)(aa)(3)

SCHEDULE A (American Century) 8-18-2017

SCHEDULE A

To

PARTICIPATION AGREEMENT

AMONG

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

AND

AMERICAN CENTURY INVESTMENT SERVICES, INC.

Dated

May 1, 2001

SEPARATE ACCOUNTS, CONTRACTS, FUNDS

EFFECTIVE AS OF AUGUST 18, 2017

SEPARATE ACCOUNTS

Merrill Lynch Life Variable Annuity Separate Account A

CONTRACTS

Merrill Lynch Retirement Plus

Merrill Lynch Retirement Power

Merrill Lynch Retirement Optimizer

Merrill Lynch Investor Choice Annuity

FUNDS – Class I

VP Ultra Fund